Exhibit 10.8

AMENDMENT III

TERMINATION AND RECAPTURE AMENDMENT

TO THE ANNUITY RETROCESSION AGREEMENT

BETWEEN

THE AMERICAN LIFE & ANNUITY COMPANY, INC.

(referred to herein as the “Retrocessionaire”)

AND

REASSURANCE COMPANY OF HANNOVER

(now known as Hannover Life Reassurance Company of America,

and referred to herein as the “Retrocedent”)

This Amendment is to be attached to and made a part of the Annuity Retrocession Agreement (HA-ALAC-50) effective as of April 1, 1998 (the “Retrocession Agreement”). All provisions of the Retrocession Agreement not in conflict with the provisions of this Amendment shall remain unchanged.

The Retrocessionaire and the Retrocedent entered into the Retrocession Agreement, under which the Retrocedent ceded to the Retrocessionaire and the Retrocessionaire assumed from the Retrocedent on a quota share coinsurance funds withheld basis certain insurance policies (collectively referred to herein as the “Retroceded Business”);

The Retrocessionaire and the Retrocedent have agreed that the Retrocedent will recapture all of the Retroceded Business ceded under the Retrocession Agreement;

The Retrocessionaire and the Retrocedent have agreed to terminate the Retrocession Agreement and amend the Retrocession Agreement to reflect their agreement of such recapture and termination.

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Retrocessionaire and the Retrocedent agree as follows:

1.

Recapture and Termination. The Retrocedent shall recapture the Retroceded Business in its entirety effective as of October 31, 2007 (the “Effective Date”). The Retrocession Agreement shall be terminated as of the Effective Date.

2.

Payment. The Retrocedent shall pay to the Retrocessionaire the amount of $8,382.00 [in accordance with the attached final accounting statement] within ten (10) days from date of the execution of this Amendment by all parties. Payment of this amount by the Retrocedent will extinguish all liabilities under the Retrocession Agreement for the Retrocedent and the Retrocessionaire. The parties agree and acknowledge that this amount has been negotiated by the parties at arms’ length and has been calculated in accordance with accepted accounting and actuarial standards.

3.	Mutual Releases.

a.

Effective as of October 31, 2007, subject to the terms of this Amendment, the Retrocessionaire shall release and discharge the Retrocedent from any and all present and future obligations (including without limitation, obligations associated with the Reserve Credit Account under the Retrocession Agreement), adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims demands, liabilities, and/or losses whatsoever, all whether known or unknown, which the Retrocessionaire, and its successors and assigns ever had, now have, or hereafter may have, whether grounded in law or in equity, in contract or in tort, against the Retrocedent, or any of them, by reason of any matter whatsoever arising out of the Retrocession Agreement and the recapture and termination thereof, it being the intention of the parties that this irrevocable release operates as a full and final settlement and release of the Retrocedent’s past, current, and future liabilities to the Retrocessionaire in connection with the Retrocession Agreement and the recapture and termination thereof.

b.

Effective as of October 31, 2007, subject to the terms of this Amendment, the Retrocedent shall release and discharge the Retrocessionaire from any and all present and future obligations (including without limitation, obligations associated with the Reserve Credit Account under the Retrocession Agreement), adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims demands, liabilities, and/or losses whatsoever, all whether known or unknown, which the Retrocedent, and its successors and assigns ever had, now have, or hereafter may have, whether grounded in law or in equity, in contract or in tort, against the Retrocessionaire , or any of them, by reason of any matter whatsoever arising out of the Retrocession Agreement and the recapture and termination thereof, it being the intention of the parties that this irrevocable release operates as a full and final settlement and release of the Retrocessionaire’s past, current, and future liabilities to the Retrocedent in connection with the Retrocession Agreement and the recapture and termination thereof.

c.

The rights, duties, and obligations set forth herein shall be final and binding upon, and inure to the benefit of the parties hereto, and any and all of their respective officers, directors, employees, affiliated companies, stockholders, attorneys, parents, subsidiaries, predecessors, successors, liquidators, receivers, agents, and assigns.

4.         Representations and Warranties. Each party hereby respectively warrants and represents that (a) it is a company in good standing in its respective places of domicile; (b) execution of this Amendment is duly authorized; (c) the person or persons executing this Amendment have the necessary and appropriate authority to do so; (d) none of the claims being paid or settled hereunder have been transferred or assigned; (e) no further consents, including any consents of creditors of a party or other third parties, are necessary prior to the execution of this Amendment by such party; and (f) each party has entered into this Amendment freely, voluntarily, without duress, in good faith, at arm’s length, in the regular course of business and in reliance on its own independent investigations and analyses of the facts underlying the subject matter of this Amendment.

In witness of the above, this Amendment is signed in duplicate at the dates and places indicated with an effective date of October 31, 2007.

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

Date:	____________________________________________

By:	____________________________________________

Name:	____________________________________________

Title:	____________________________________________

Witness	____________________________________________

THE AMERICAN LIFE & ANNUITY COMPANY, INC.

Date:	____________________________________________

By:	____________________________________________

Name:	____________________________________________

Title:	____________________________________________

Witness:	____________________________________________